REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of First Trust/Fiduciary Asset Management Covered Call Fund:

We have audited the accompanying statement of assets and liabilities of First Trust/ Fiduciary Asset Management Covered Call Fund (the "Fund"), including the portfolio of investments, as of December 31, 2004, and the related statement of operations, statement of changes in net assets, and financial highlights for the period August 17, 2004 (inception) through December 31, 2004. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material mis statement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2004, by correspondence with the Funds custodian and brokers
[where replies were not received from brokers, we performed other auditing procedures.] We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of First Trust/ Fiduciary Asset Management Covered Call Fund at December 31, 2004, the results of its operations, the changes in its net assets, and the financial highlights for the period August 17, 2004 (inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.



Chicago, Illinois
February 17, 2005